U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 18, 2009
Citigroup Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

399 Park Avenue, New York,		10043
New York		(Zip Code)
(Address of principal executive
offices)
(212) 559-1000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.
Current Report on Form 8-K
Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
     On March 19, 2009, Citigroup Inc. (“Citigroup”) announced that it has entered into definitive exchange agreements (the “Exchange Agreements”) with all of the private holders of its convertible preferred stock issued in January 2008 (the “Private Holders”) in connection with the series of exchange offers previously announced on February 27, 2009.
The following is a summary of the material terms of the Exchange Agreements:
General: On March 18, 2009, each of the Private Holders entered into an Exchange Agreement with Citigroup pursuant to which an aggregate of $12.5 billion liquidation preference of convertible preferred stock will be exchanged for newly issued securities of Citigroup — interim securities and warrants (the “Exchange Agreement Transactions”).
•	The interim securities will convert to Citigroup common stock at a conversion rate initially set at 1,000,000 shares of common stock for one share of interim security (equal to an initial conversion price of $3.25 per share), subject to shareholder authorization of the additional common stock needed for the transaction. The maximum number of shares of interim securities to be issued is 11,540 shares. If shareholder authorization is not received within six months after the closing of the Exchange Agreement Transactions, the interim securities will pay a 9% dividend that will increase by 2 percentage points each quarter up to a maximum dividend of 19%.

•	The warrants entitle the Private Holders to purchase shares of Citigroup common stock at $0.01 a share if the shareholder authorization is not received within six months after the closing of the Exchange Agreement Transactions. The maximum number of shares of common stock issuable upon exercise of the warrants is 790,000,000 shares. The warrants will be cancelled if shareholder authorization is received.

•	The Exchange Agreement Transactions are exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.
Conditions to Closing: The respective obligations of Citigroup and the Private Holders to consummate the Exchange Agreement Transactions are subject to the satisfaction or waiver by Citigroup or the Private Holders, as applicable, of the following conditions at or before closing:
•	absence of any law, rule, order, injunction or judgment prohibiting or preventing the completion of the Exchange Agreement Transactions, subject, in the case of the Private Investors, to certain materiality exceptions;

•	the closing (or concurrent closing) of the U.S. government exchange for up to $12.5 billion of its preferred stock;

•	notice having been provided to Citigroup shareholders that Citigroup will issue the interim securities and warrants, and the shares of common stock issuable upon conversion of the interim securities and exercise of the warrants without obtaining shareholder approval (other than the shareholder authorization of the additional common stock needed for the transactions) as required by, and in compliance with, the NYSE Listed Company Manual and the ten-day notice period set forth in Section 312.05 having passed after such notice has been provided;

•	the accuracy of the representations and warranties made by the respective Private Holder or Citigroup, as the case may be, in the respective Exchange Agreement, subject to certain materiality exceptions;

•	the respective Private Holder or Citigroup, as the case may be, having performed the obligations required to be performed by it at or prior to the closing; and

•	the closing (or concurrent closing) of Exchange Agreement Transactions with respect to convertible preferred stock having an aggregate liquidation value of at least $11.5 billion.
Representations and Warranties and Covenants: The Exchange Agreements contain representations and warranties made by Citigroup and the Private Holders, a number of which are qualified by materiality or the absence of a material adverse effect. The Exchange Agreements also contain a number of covenants made by Citigroup and the Private Holders. The covenants include:
•	Reasonable Best Efforts. Citigroup and the Private Holders have agreed to use their reasonable best efforts to consummate the Exchange Agreement Transactions.

•	Exchange Listing. Citigroup has agreed to use its reasonable best efforts to cause the securities issued to each Private Holder to be approved for listing on the NYSE, subject to relevant listing requirements.

•	Publicity. Citigroup and the Private Holders have agreed not to make a public announcement concerning the Exchange Agreement Transactions without the prior consent of the other party.

•	Depositary Shares. Citigroup has agreed, upon the request of any Private Holder, to enter into customary depositary arrangements to allow for the interim securities to be issued in the form of depositary shares.

•	Standstill. Each of the Private Holders has agreed to a customary standstill provision that limits its ability to (i) directly or indirectly acquire or attempt to acquire any securities of Citigroup that would result in such Private Holder controlling a specific percentage of outstanding shares of voting stock of Citigroup and (ii) (w) making or in any way participating in any solicitation of proxies to vote, or seeking to advise or influence any person with respect to the voting of any voting securities of Citigroup or any of its subsidiaries, (x) seeking to influence, advise, change or control the management, board of directors, policies, affairs or strategy of Citigroup by way of any public communication or other communication to security holders, (y) making any proposal for any acquisition of, or similar extraordinary transaction involving, Citigroup or a material portion of its securities or assets, and (z) entering into any agreements or understandings with any person (other than Citigroup) for purposes of any of the actions described in clauses (w) through (z) above. The Private Holders’ obligations under the standstill will terminate on the later of the (i) the third anniversary of the closing of the Exchange Agreement Transactions and (ii) the date on which such Private Holder beneficially owns less than 2% of the outstanding common stock of Citigroup.

•	Equivalent Terms. Citigroup has agreed to provide each of the Private Holders the most favorable price and other material terms offered to any other Private Holder in the Exchange Agreement Transactions and has agreed that the price offered in the Exchange Agreement Transactions will be no less favorable to the Private Holders than the price offered in the public exchange offers. Citigroup has also agreed that the exchanges with the U.S.

government will be consummated on pricing terms no more favorable to the U.S. government than those previously disclosed by Citigroup.

•	Preemptive Rights. In the event Citigroup consummates a public or non-public offering of any common stock or securities convertible or exercisable into or exchangeable for common stock at a price less than $3.25 (or if the conversion, exercise or exchange price per share of common stock is less than $3.25) during the one year period commencing with the closing of the Exchange Agreement Transactions, Citigroup has agreed to provide each of the Private Holders the right to purchase, on the same terms as in the offering, an amount of such securities that, in the aggregate, enables it to maintain its percentage ownership interest (assuming the exercise, conversion or exchange of all exercisable, convertible or exchangeable securities it owns) in Citigroup, subject to certain terms and conditions.

•	Reorganization Treatment. Citigroup and each of the Private Holders have agreed to treat the Exchange Agreement Transactions and U.S. government exchange as a “reorganization” for U.S. federal income tax purposes.
Termination Events: If the Exchange Agreement Transactions are not consummated on or prior to September 18, 2009, the Exchange Agreements will automatically terminate.
Other: One of the Private Holders with whom Citigroup entered into an Exchange Agreement is the Government of Singapore Investment Corporation Pte Ltd (“GIC”). The GIC Exchange Agreement contains the following additional material provisions:
•	GIC’s obligation to consummate the GIC Exchange Agreement is subject to GIC’s having obtained certain required regulatory approvals, consents or exemptions required in respect to its participation in the GIC Exchange Agreement Transactions;

•	GIC has agreed that, to the extent it or any of its affiliates own securities representing more than 9.9% of the aggregate voting power of Citigroup, it will vote or cause to be voted such excess voting power in the same proportion as all other shares are voted (other than any shares voted by the direction of GIC or any of its affiliates or the U.S. government) and has granted Citigroup irrevocable proxies with respect to this excess voting power;

•	If at any time GIC’s beneficial ownership of common stock exceeds 19.9% of the total outstanding shares of common stock of Citigroup, GIC is deemed to control Citigroup by any law or governmental authority, or any other applicable laws would result in the imposition of a financial support obligation or materially adverse compliance burden on GIC, then Citigroup has agreed to, at GIC’s request, convert a sufficient number of securities held by GIC into non-voting participating preferred stock and take such other steps that would avoid such an imposition on GIC.
A copy of the press release announcing the execution of the Exchange Agreements described above is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.
In connection with the proposed public exchange offer, Citigroup has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, and will file a tender offer statement on Schedule TO, that contains a prospectus and related exchange offer materials. This registration statement has not yet become effective. Citigroup will mail the prospectus to the holders of its series of convertible and non-convertible public preferred stock and TruPs and ETruPs that may be eligible to participate in the public exchange offers. Holders of these series of preferred stock, TruPs and ETruPs are urged to read the prospectus and related exchange offer materials because they contain important information. You may obtain a free copy of the prospectus and related exchange offer materials that Citigroup filed with the SEC at the SEC’s website at www.sec.gov. The prospectus and related exchange offer materials may also be obtained for free by accessing Citigroup’s website at www.citigroup.com and clicking on the link for “Investors” and then clicking on the link for “All SEC Filings” or by contacting Citigroup at the following address or telephone number: Citigroup Document Services, 540 Crosspoint Parkway, Getzville, NY 14068, or within the United States, at +1-877-936-2737 or outside the United States, at +1-716-730-8055, or by e-mailing a request to docserve@citigroup.com.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number

99.1	Press Release, dated March 19, 2009, issued by Citigroup Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: March 19, 2009	By:	/S/ MICHAEL S. HELFER
		Name:	Michael S. Helfer
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press Release, dated March 19, 2009, issued by Citigroup Inc.